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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 19, 2003

                            WEIRTON STEEL CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         1-10244                                          06-1075442
(Commission File Number)                   (I.R.S. Employer Identification No.)

         400 Three Springs Drive
         Weirton, West Virginia                          26062-4989
(Address of Principal Executive Offices)                 (Zip Code)


                                  304-797-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

    On May 19, 2003, Weirton Steel Corporation (the "Company") filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of West Virginia (Chapter 11 Case No. 03-1802). The Company remains in possession of its assets and properties and expects to continue to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

    The Company issued a press release, a copy of which is filed as Exhibit 99.1 to this Report, and which is incorporated by reference herein, announcing the Chapter 11 filing. In support of its petition, the Company also filed a Declaration of James T. Gibbons dated May 19, 2003 and a list of its 20 largest creditors, copies of which are filed as Exhibit 99.2 to this report.

    The Company has secured a Debtor-in-Possession Loan and Security Agreement (the "DIP Facility") with Fleet Capital Corporation, as Agent, and other lenders intended to provide the Company with up to $225.0 million in financing to support its operations during the course of its reorganization proceedings. The effectiveness of the DIP Facility is subject to a number of conditions, including approval of its terms by order of the bankruptcy court. The Company's motions relating to the DIP Facility and other matters are scheduled to be heard by the bankruptcy court on May 20, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



Exhibit No.                         Exhibit
-----------                         -------

99.1     Press release of the Company dated May 19, 2003.

99.2     Voluntary Petition of Weirton Steel Corporation, Declaration of James
         T. Gibbons dated May 19, 2003 and list of 20 largest creditors.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2003
WEIRTON STEEL CORPORATION





                              By:  /s/ Mark E. Kaplan
                                   -----------------------------
                                      Senior Vice President of
                                     Finance and Administration



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                                  EXHIBIT INDEX




Exhibit No.                           Description
-----------                           -----------

   99.1             Press release of the Company dated May 19, 2003.
   99.2 Voluntary Petition of Weirton Steel Corporation, Declaration of James T. Gibbons dated May 19, 2003 and list of 20 largest creditors.





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